UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
November 10, 2009
(Date of earliest event reported)
Motorola, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-7221 (Commission File Number)	36-1115800 (IRS Employer Identification No.)

1303 East Algonquin Road
Schaumburg, Illinois (Address of principal executive offices)		60196 (Zip Code)
(847) 576-5000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURE

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 10, 2009, the Compensation & Leadership Committee of the Board of Directors of Motorola, Inc. (the “Company”) approved the following compensation adjustments in connection with Mr. Edward J. Fitzpatrick’s appointment to Senior Vice President and Chief Financial Officer on October 29, 2009 and Mr. John K. Wozniak’s appointment to Corporate Vice President and Chief Accounting Officer on November 3, 2009.
Mr. Fitzpatrick:
As previously reported in Part II, Item 5 of the Company’s Quarterly Report on Form 10-Q filed on November 4, 2009, Mr. Fitzpatrick, age 43, became Senior Vice President and Chief Financial Officer effective as of October 29, 2009. From February 2009 to October 2009, Mr. Fitzpatrick served as acting Chief Financial Officer. From January 2009 to October 2009, Mr. Fitzpatrick also served as Senior Vice President and Corporate Controller. From January 2008 to January 2009, Mr. Fitzpatrick served as Corporate Vice President, Finance of the Home and Networks Mobility business of the Company. Mr. Fitzpatrick served as Vice President, Finance of the Home and Networks Mobility business from June 2007 until January 2008; Vice President, Finance and Controller of the Network and Enterprise business of the Company from April 2006 until June 2007; Vice President, Finance and Controller of the Government and Enterprise Mobility Solutions business from July 2005 to April 2006 and Senior Director and Controller of the Connected Home Solutions business of the Company from February 2000 until July 2005.
•	Mr. Fitzpatrick’s annual base salary was increased to $450,000.

•	Mr. Fitzpatrick’s target award for the portion of the performance period for the 2008-2010 cycle under the Motorola Long Range Incentive Plan of 2006 (the “2006 LRIP Plan”), beginning on October 29, 2009 and ending on December 31, 2010, was increased from 100% to 150% of his base pay rate on January 1, 2008.

•	Mr. Fitzpatrick’s target award for the portion of the performance period for the 2009-2011 cycle under the Motorola Long Range Incentive Plan of 2009 (the “2009 LRIP Plan”), beginning on October 29, 2009 and ending on December 31, 2011, was increased from 65% to 95% of his base pay rate on January 1, 2009.

•	On November 10, 2009 (the “Date of Grant”), Mr. Fitzpatrick was granted Non-Qualified Stock Options (the “Options”) under the Motorola Omnibus Incentive Plan of 2006 (the “Omnibus Plan”) to acquire 200,000 shares of Motorola common stock. The Options expire on the tenth anniversary of the date of grant. The exercise price for the Options is $8.85, the closing price of Motorola common stock on the Date of Grant. The Options will vest equally on the twenty-four month anniversary and thirty-six month anniversary of the Date of Grant.

•	Mr. Fitzpatrick was granted 100,000 restricted stock units (“RSUs”) under the Omnibus Plan. The restrictions applicable to the RSUs will lapse equally on the twenty-four month anniversary and thirty-six month anniversary of the Date of Grant.

Mr. Wozniak
As previously reported in Part II, Item 5 of the Company’s Quarterly Report on Form 10-Q filed on November 4, 2009, Mr. Wozniak, age 38, became Corporate Vice President and Chief Accounting Officer effective as of November 3, 2009. Since March 2008, Mr. Wozniak has served as Vice President and Assistant Controller, Motorola, Inc. Mr. Wozniak has worked at Motorola as Senior Director of Technical Accounting and International Controller of the Home and Networks Mobility business of the Company from June 2007 to March 2008; Senior Director of Accounting and Transaction Support of the Networks and Enterprise business of the Company from May 2006 to June 2007; Director of Technical Accounting and External Reporting of the Company from October 2005 until May 2006; and Manager, Technical Accounting of the Company from September 2002 until October 2005.
•	Mr. Wozniak’s annual base salary was increased to $300,000.

•	Mr. Wozniak’s target percentage award for the portion of the performance period under the 2009 Motorola Incentive Plan beginning on November 3, 2009 and ending December 31, 2009 was increased from 45% to 65% of his base pay rate on November 3, 2009.

•	Mr. Wozniak’s target award for the portion of the performance period for the 2008-2010 cycle under the 2006 LRIP Plan beginning on November 3, 2009 and ending on December 31, 2010, was increased from 0% to 60% of his base pay rate on November 3, 2009.

•	Mr. Wozniak’s target award for the portion of the performance period for the 2009-2011 cycle under the 2009 LRIP Plan beginning on November 3, 2009 and ending on December 31, 2011, was increased from 0% to 65% of his base pay rate on November 3, 2009.

•	On November 10, 2009 (the “Date of Grant”), Mr. Wozniak was granted Non-Qualified Stock Options (the “Options”) under the Omnibus Plan to acquire 50,000 shares of Motorola common stock. The Options expire on the tenth anniversary of the date of grant. The exercise price for the Options is $8.85, the closing price of Motorola common stock on the Date of Grant. The Options will vest equally on the twenty-four month anniversary and thirty-six month anniversary of the Date of Grant.

•	Mr. Wozniak was granted 25,000 RSUs under the Omnibus Plan. The restrictions applicable to the RSUs will lapse equally on the twenty-four month anniversary and thirty-six month anniversary of the Date of Grant.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MOTOROLA, INC.
By:	/s/ Michele A. Carlin
Michele A. Carlin
Senior Vice President, Human Resources

Dated: November 12, 2009